Exhibit 99.1

FOR IMMEDIATE RELEASE

BAXTER REPORTS THIRD-QUARTER 2022 RESULTS

•Third-quarter revenue of $3.8 billion increased 17% on a reported basis, 23% on a constant currency basis and rose slightly on an operational basis1
•Third-quarter U.S. GAAP earnings (loss) per share (EPS) were ($5.83); Adjusted EPS totaled $0.82
•Third-quarter results reflect impairment charges of $3.1 billion related to Baxter’s December 2021 Hillrom acquisition, primarily reflecting rising interest rates and broad declines in equity valuations

DEERFIELD, Ill., OCTOBER 27, 2022 – Baxter International Inc. (NYSE:BAX), a global medtech leader, today reported results for the third quarter of 2022.
“Baxter’s wide-ranging product portfolio is fundamental to healthcare globally, and at the heart of our sustained success over more than nine decades,” said José (Joe) E. Almeida, chairman, president and chief executive officer. “We continue to navigate today’s challenging macroenvironment and have taken decisive action on multiple fronts to mitigate ongoing macroeconomic headwinds, while remaining focused on the needs of all our stakeholders – from patients, clinicians and customers to our employees and shareholders. Our vision for the company and fundamental strengths are intact. We remain confident in our ability to deliver innovation for patients, to realize the potential of the Hillrom acquisition and to continue strategically optimizing our portfolio.”
Third-Quarter Financial Results
Worldwide sales in the third quarter totaled $3.8 billion, increasing 17% on a reported basis, 23% on a constant currency basis and rising slightly on an operational basis. Operational sales in the quarter exclude the impacts of foreign exchange and the December 2021 acquisition of Hillrom.
______________________
1 See tables to the press release for reconciliations of non-GAAP measures used in this press release to the corresponding U.S. GAAP measures.

Sales in the U.S. totaled $1.8 billion, increasing 40% on a reported basis and declining 1% on an operational basis. International sales of $1.9 billion increased 1% on a reported basis, 12% at constant currency rates and 2% operationally.
Among Baxter’s product categories, Renal Care, Clinical Nutrition and Advanced Surgery delivered mid-single-digit growth at constant currency rates. Medication Delivery performance was comparable to the same period in 2021 at constant currency rates. Growth in the quarter was partially offset by a low single-digit decline in Pharmaceuticals, primarily driven by increased generic competition. As expected, Acute Therapies and BioPharma Solutions both declined at constant currency rates, reflecting challenging year-over-year comparisons due to a return to normal sales patterns following increased COVID-19 related sales in the third quarter of 2021.
Legacy Hillrom’s Front Line Care, Patient Support Systems and Surgical Solutions businesses contributed $735 million to third-quarter sales on a reported basis. After adjusting for foreign exchange, sales in the quarter declined mid-single digits as compared to the prior year period, reflecting a difficult year-over-year comparison as well as the ongoing impact to business performance from electromechanical supply constraints.
Please see the attached schedules accompanying this press release for additional details on sales performance in the quarter, including breakouts by Baxter’s product categories and segments.
Baxter’s third quarter 2022 financial statements recognize pre-tax goodwill and intangible asset impairment charges of $3.1 billion in connection with the December 2021 Hillrom acquisition. These charges primarily reflect changes in macroeconomic factors, such as rising interest rates and broad declines in equity valuations, as well as the impact of current supply chain challenges on earnings forecasts for the legacy Hillrom businesses.
For the third quarter, net income (loss) attributable to Baxter was ($2.9 billion), or ($5.83) per diluted share, on a U.S. GAAP (Generally Accepted Accounting Principles) basis. This includes special items totaling $3.4 billion after tax. On an adjusted basis, net income attributable to Baxter totaled $414 million, or $0.82 per diluted share, a 20% decline as compared to the prior year period.
Recent Highlights
Baxter continues to advance key healthcare technologies in pursuit of its Mission to Save and Sustain Lives. Among recent highlights, the company:

•Announced U.S. Food and Drug Administration (FDA) 510(k) clearance of its Novum IQ syringe infusion pump (SYR) with Dose IQ Safety Software. Syringe infusion pumps are typically used to precisely deliver small amounts of fluid at low rates, often in pediatric, neonatal or anesthesia care settings. The Novum IQ SYR utilizes intuitive technologies developed to help reduce infusion errors and was designed to meet rigorous FDA guidance for infusion devices, including cybersecurity. Additionally, the Novum IQ SYR has the capability to fully integrate with hospital electronic medical record (EMR) systems through Baxter’s IQ Enterprise Connectivity Suite.
•Received European Union Medical Device Regulation (MDR) certification for the Oxiris blood purification set, used for performing continuous renal replacement therapy (CRRT) and hemoperfusion. Now with an updated indication, Oxiris is certified as the only blood purification set currently available to effectively remove inflammatory mediators, endotoxin, fluid and uremic toxins simultaneously.
•Launched Baxter’s SmartCare Remote Management (SCRM) technology for Centrella and Progressa Smart+ bed models in the U.S. market. SCRM is a cloud-based software solution that offers proactive intelligent equipment management across an entire fleet of connected devices. For smart beds, SCRM allows the healthcare provider to remotely monitor the bed’s location, occupancy, and service needs, including error codes and preventive maintenance schedules, and can also be used to remotely deliver the latest firmware updates.
In addition, FDA recently completed its review of Baxter’s pharmaceutical manufacturing site in Ahmedabad, India, and classified the facility as “voluntary action indicated” (VAI), meaning the Ahmedabad site is now designated to be in a state of compliance. As a result, FDA is now able to approve new drug product applications and major prior approval supplements referencing the Ahmedabad site.
As an integral part of Baxter’s commitment to corporate responsibility, the company continues to prioritize its expansive ACT (Activating Change Today) initiative, a multidisciplinary effort to advance racial justice by driving meaningful, sustainable change within Baxter and the communities and markets the company serves. Among recent ACT milestones, the company has initiated new grants to organizations working to advance racial justice, expanded its support of students at Historically Black Colleges and Universities (HBCUs) to help further the pipeline of Black healthcare professionals, and announced the national expansion of its partnerships with not-for-profit organizations The Links, Incorporated, and the National Kidney Foundation to bring greater awareness and resources to help address the disproportionate challenges affecting Black Americans related to kidney health.
Baxter also continues to be recognized for workplace excellence, having most recently been named by Seramount to its 2022 lists of 100 Best Companies and Best Companies for Dads.
2022 Financial Outlook
For full-year 2022: Baxter now expects U.S. GAAP earnings (loss) of ($4.52) to ($4.45) per diluted share and adjusted earnings, before special items, of $3.53 to $3.60 per diluted share. The company expects sales growth of 17% to 18% on a reported basis, approximately 23% on a constant currency basis and low single digits on an operational basis. Baxter's updated full-year financial outlook reflects the continued impact from supply constraints for electromechanical components, foreign exchange pressures as well as increased interest expenses and a higher effective tax rate.
For fourth-quarter 2022: The company expects sales growth of mid-to-high single digits on a reported basis, mid-teens on a constant currency basis and approximately flat on an operational basis. The company expects U.S. GAAP earnings of $0.60 to $0.67 per diluted share and adjusted earnings, before special items, of $0.92 to $0.99 per diluted share.
Third-Quarter 2022 Earnings Conference Call
A webcast of Baxter’s third-quarter 2022 conference call for investors can be accessed live from a link at the company’s website at www.baxter.com beginning at 7:30 a.m. CDT on October 27, 2022. Please see www.baxter.com for more information regarding this and future investor events and webcasts.
About Baxter
Every day, millions of patients, caregivers and healthcare providers rely on Baxter’s leading portfolio of diagnostic, critical care, kidney care, nutrition, hospital and surgical products used across patient homes, hospitals, physician offices and other sites of care. For more than 90 years, we’ve been operating at the critical intersection where innovations that save and sustain lives meet the healthcare providers who make it happen. With products, digital health solutions and therapies available in more than 100 countries, Baxter’s employees worldwide are now building upon the company’s rich heritage of medical breakthroughs to advance the next generation of transformative healthcare innovations. To learn more, visit www.baxter.com and follow us on Twitter, LinkedIn and Facebook.
Non-GAAP Financial Measures
This press release and the accompanying tables contain financial measures that are not calculated in accordance with U.S. GAAP. The non-GAAP financial measures include adjusted gross margin, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating income, net, adjusted operating income, adjusted operating margin, adjusted other (income) expense, net, adjusted income before income taxes, adjusted income tax expense, adjusted net income, adjusted net income attributable to Baxter stockholders, and adjusted diluted earnings per share, all of which exclude special items, sales growth on a constant currency and operational basis, and free cash flow. Special items are excluded because they are highly variable or unusual, and of a size that may substantially affect the company’s reported operations for a period. Certain of those items represent estimates based on information reasonably available at the time of the press release. Future events or new information may result in different actual results.
Net sales growth rates are presented on a constant currency basis. These measures provide information on the percentage change in net sales growth assuming that foreign currency exchange rates have not changed between the prior and current periods. Net sales growth rates are also presented on an operational basis. For the quarter and nine months ended September 30, 2022, operational sales growth excludes the impact of foreign exchange and the December 2021 acquisition of Hillrom. This measure provides information on the change in net sales growth rates assuming that foreign exchange rates remained constant and excluding the impact of the company’s recent acquisition of Hillrom.
For the quarter and nine months ended September 30, 2022 and 2021, special items include intangible asset amortization, business optimization charges, integration expenses, expenses related to European medical devices regulation, a pension curtailment gain, investigation and related costs, product-related items, goodwill and intangible asset impairments, a loss on a product divestiture arrangement, a reclassification of a cumulative translation loss to earnings and a tax matter. These items are excluded because they are highly variable or unusual and of a size that may substantially impact the company’s reported operations for a period. Additionally, intangible asset amortization is excluded as a special item to facilitate an evaluation of current and past operating performance and is consistent with how management and the company’s Board of Directors assess performance.
Non-GAAP financial measures may enhance an understanding of the company’s operations and may facilitate an analysis of those operations, particularly in evaluating performance from one period to another. Management believes that non-GAAP financial measures, when used in conjunction with the results presented in accordance with U.S. GAAP and the reconciliations to corresponding U.S. GAAP financial measures, may enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. Accordingly, management uses these non-GAAP measures internally in financial planning, to monitor business unit performance, and, in some cases, for purposes of determining incentive compensation. This information should be considered in addition to, and not as substitutes for, information prepared in accordance with U.S. GAAP.

Forward-Looking Statements
This release includes forward-looking statements concerning the company’s financial results (including the outlook for fourth-quarter and full-year 2022) and business development and regulatory activities. These forward-looking statements are based on assumptions about many important factors, including the following, which could cause actual results to differ materially from those in the forward-looking statements: demand for and market acceptance of risks for new and existing products (including challenges with the company’s ability to accurately predict changing customer preferences, which has led to and may continue to lead to increased inventory levels); continuity, availability and pricing of acceptable raw materials and component parts (and the company’s ability to pass some or all of these costs on to its customers); inability to create additional production capacity in a timely manner or the occurrence of other manufacturing or supply difficulties (including as a result of a natural disaster, public health crises and epidemics/pandemics, geopolitical crises, regulatory actions or otherwise); product development risks (including any delays in obtaining required regulatory approvals or failures to obtain such approvals or ones associated with evolving regulatory requirements); product quality or patient safety concerns (leading to product recalls, withdrawals, launch delays, warning letters, import bans, sanctions, seizures, litigation, or declining sales); the impact of global economic conditions (including the ongoing war in Ukraine, the related economic sanctions being imposed globally in response to the conflict, potential trade wars and global inflationary pressures) and public health crises and epidemics, such as the ongoing coronavirus (COVID-19) pandemic, on the company and its employees, customers and suppliers, including foreign governments in countries in which the company operates; fluctuations in foreign exchange and interest rates; the adequacy of the company’s cash flows from operations and other sources of liquidity to meet its ongoing cash obligations and fund its investment program (including as a result of any ratings downgrade); accurate identification of and execution on business development, portfolio rationalization and R&D opportunities and realization of anticipated benefits (including the acquisitions of Cheetah Medical, Seprafilm Adhesion Barrier, specified OUS rights to Caelyx/Doxil, full U.S. and specific OUS rights to Transderm Scop, PerClot, Hillrom and certain rights to Zosyn in the U.S. and Canada); breaches or failures of the company’s information technology systems or products, including by cyberattack, unauthorized access or theft; loss of key employees or inability to identify and recruit new employees; future actions of regulatory bodies and other governmental authorities, including FDA, the Department of Justice, the SEC, the New York Attorney General and foreign regulatory agencies, including the continued delay in lifting the warning letter at the company’s Ahmedabad facility; the outcome of pending or future litigation, including the opioid litigation and ethylene oxide litigation or other claims; proposed regulatory changes of the U.S. Department of Health and Human Services in kidney health policy and reimbursement, which may substantially change the U.S. end-stage renal disease market and demand for the company’s peritoneal dialysis products, necessitating significant multiyear capital expenditures, which are difficult to estimate in advance; failures with respect to compliance programs; future actions of third parties, including payers; U.S. healthcare reform and other global austerity measures; pricing, reimbursement, taxation and rebate policies of government agencies and private payers; the impact of competitive products and pricing, including generic competition, drug reimportation and disruptive technologies; the ability to enforce owned or in-licensed patents or the prevention or restriction of the manufacture, sale or use of products or technology affected by patents of third parties; global, trade and tax policies; any change in laws concerning the taxation of income (including current or future tax reform), including income earned outside the U.S. and potential taxes associated with the Base Erosion and Anti-Abuse Tax or the Build Back Better framework; actions taken by tax authorities in connection with ongoing tax audits; and other risks identified in Baxter’s most recent filings on Form 10-K and Form 10-Q and other SEC filings, all of which are available on Baxter’s website. Baxter does not undertake to update its forward-looking statements unless otherwise required by the federal securities laws.

Baxter, Caelyx, Centrella, Dose IQ, Doxil, IQ Enterprise, Novum IQ, Oxiris, PerClot, Progressa, Seprafilm, SmartCare and Zosyn are trademarks of Baxter International Inc. or its subsidiaries.
Transderm Scop is licensed to Baxter International Inc. or its subsidiaries.
Any other trademarks or product brands appearing herein are the property of their respective owners.

Media Contact
Eric Tatro, (224) 948-5353
media@baxter.com

Investor Contact
Clare Trachtman, (224) 948-3020

###

BAXTER — PAGE 8
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Three Months Ended September 30, 2022
	2022	2021	Change
NET SALES	$3,773	$3,226	17%
COST OF SALES	2,640	1,905	39%
GROSS MARGIN	1,133	1,321	(14)%
% of Net Sales	30.0%	40.9%	(10.9 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	947	680	39%
% of Net Sales	25.1%	21.1%	4.0 pts
RESEARCH AND DEVELOPMENT EXPENSES	152	129	18%
% of Net Sales	4.0%	4.0%	0.0 pts
GOODWILL IMPAIRMENTS	2,785	—	NM
OTHER OPERATING EXPENSE (INCOME), NET	48	(1)	NM
OPERATING INCOME (LOSS)	(2,799)	513	NM
% of Net Sales	(74.2)%	15.9%	(90.1 pts)
INTEREST EXPENSE, NET	104	50	108%
OTHER (INCOME) EXPENSE, NET	63	12	NM
INCOME (LOSS) BEFORE INCOME TAXES	(2,966)	451	NM
INCOME TAX EXPENSE (BENEFIT)	(32)	(1)	NM
% of Income (Loss) Before Income Taxes	1.1%	(0.2)%	1.3 pts
NET INCOME (LOSS)	(2,934)	452	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3	2	50%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(2,937)	$450	NM

EARNINGS PER SHARE
Basic	$(5.83)	$0.90	NM
Diluted	$(5.83)	$0.89	NM

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	504	500
Diluted	504	506

ADJUSTED OPERATING INCOME (excluding special items)¹	$649	$652	0%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$547	$608	(10)%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$414	$516	(20)%
ADJUSTED DILUTED EPS (excluding special items)¹	$0.82	$1.02	(20)%
1    Refer to page 9 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 9
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the three months ended September 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Other Operating Expense (Income), Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,133	$947	$152	$2,785	$48	$(2,799)	$63	$(2,966)	$(32)	$(2,934)	$(2,937)	$(5.83)
Reported percent of net sales (or percent of income (loss) before income taxes for income tax expense (benefit))	30.0%	25.1%	4.0%	73.8%	1.3%	(74.2)%	1.7%	(78.6)%	1.1%	(77.8)%	(77.8)%
Intangible asset amortization[1]	110	(58)	—	—	—	168	—	168	42	126	126	0.25
Business optimization items[2]	13	(57)	(3)	—	—	73	—	73	21	52	52	0.10
Acquisition and integration expenses[3]	(2)	(11)	(1)	—	6	4	—	4	2	2	2	0.00
European medical devices regulation[4]	12	—	—	—	—	12	—	12	3	9	9	0.02
Product-related items[5]	20	—	—	—	—	20	—	20	2	18	18	0.04
Goodwill and intangible asset impairments[6]	332	—	—	(2,785)	—	3,117	—	3,117	78	3,039	3,039	5.99
Loss on product divestiture arrangement[7]	—	—	—	—	(54)	54	—	54	14	40	40	0.08
Reclassification of cumulative translation loss to earnings[8]	—	—	—	—	—	—	(65)	65	—	65	65	0.13
Adjusted	$1,618	$821	$148	$—	$—	$649	$(2)	$547	$130	$417	$414	$0.82
Adjusted percent of net sales (or adjusted percent of income (loss) before income taxes for income tax expense (benefit))	42.9%	21.8%	3.9%	0.0%	0.0%	17.2%	(0.1)%	14.5%	23.8%	11.1%	11.0%

Weighted-average diluted shares as reported			504
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported			3
Weighted-average diluted shares as adjusted			507

The company’s U.S. GAAP results for the three months ended September 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense (Income), Net	Operating Income (Loss)	Interest Expense, Net	Income (Loss) Before Income Taxes	Income Tax Expense (Benefit)	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$1,321	$680	$129	$(1)	$513	$50	$451	$(1)	$452	$450	$0.89
Reported percent of net sales (or percent of income (loss) before income taxes for income tax expense (benefit))	40.9%	21.1%	4.0%	0.0%	15.9%	1.5%	14.0%	(0.2)%	14.0%	13.9%
Intangible asset amortization[1]	68	—	—	—	68	—	68	15	53	53	0.10
Business optimization items[2]	20	(16)	—	—	36	—	36	8	28	28	0.06
Acquisition and integration expenses[3]	1	(21)	—	1	21	(18)	39	8	31	31	0.06
European medical devices regulation[4]	11	—	—	—	11	—	11	2	9	9	0.02
Investigation and related costs[9]	—	(3)	—	—	3	—	3	—	3	3	0.01
Tax matter[10]	—	—	—	—	—	—	—	58	(58)	(58)	(0.11)
Adjusted	$1,421	$640	$129	$—	$652	$32	$608	$90	$518	$516	$1.02
Adjusted percent of net sales (or adjusted percent of income (loss) before income taxes for income tax expense (benefit))	44.0%	19.8%	4.0%	0.0%	20.2%	1.0%	18.8%	14.8%	16.1%	16.0%
1The company’s results in 2022 and 2021 included intangible asset amortization expense of $168 million ($126 million, or $0.25 per diluted share, on an after-tax basis) and $68 million ($53 million, or $0.10 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2022 and 2021 included charges of $73 million ($52 million, or $0.10 per diluted share, on an after-tax basis) and $36 million ($28 million, or $0.06 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. In 2022, restructuring charges include actions taken in connection with our integration of Hill-Rom Holdings, Inc. (Hillrom), which we acquired in December 2021.
3The company’s results in 2022 included $4 million ($2 million, or $0.00 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes $10 million of costs related to our acquisition of Hillrom, partially offset by a $6 million benefit from a change in the estimated fair value of contingent consideration liabilities. The company’s results in 2021 included $39 million ($31 million, or $0.06 per diluted share, on an after-tax basis) of acquisition, integration and related financing expenses for the acquisition of Hillrom and the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. that was partially offset by the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2022 and 2021 included costs of $12 million ($9 million, or $0.02 per diluted share, on an after-tax basis) and $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that became effective in stages beginning in 2021.
5The company's results in 2022 included charges of $20 million ($18 million, or $0.04 per diluted share, on an after-tax basis) related to warranty and remediation activities from a field corrective action on certain of our infusion pumps.
6The company's results in 2022 included charges of $3.1 billion ($3.0 billion, or $5.99 per diluted share, on an after-tax basis) related to goodwill and indefinite-lived intangible asset impairments.
7The company's results in 2022 included a loss of $54 million ($40 million, or $0.08 per diluted share, on an after-tax basis) related to an arrangement to divest certain product rights for an amount that is less than the cost of those product rights which was triggered by U.S. and European Union regulatory approvals of the related products.
8The company's results in 2022 included a charge of $65 million ($65 million, or $0.13 per diluted share, on an after-tax basis) related to cumulative translation adjustments reclassified from accumulated other comprehensive income (loss) as a result of the substantial liquidation of its operations in Argentina.
9The company’s results in 2021 included costs of $3 million ($3 million, or $0.01 per diluted share, on an after-tax basis) for investigation and related costs from matters associated with the company’s investigation of foreign exchange gains and losses.
10The company’s results in 2021 included an income tax benefit of $58 million, or $0.11 per diluted share, related to a tax-deductible foreign statutory loss on an investment in a foreign subsidiary.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 10
BAXTER INTERNATIONAL INC.
Consolidated Statements of Income
(unaudited)
(in millions, except per share and percentage data)

	Nine Months Ended September 30,
	2022	2021	Change
NET SALES	$11,226	$9,270	21%
COST OF SALES	7,292	5,571	31%
GROSS MARGIN	3,934	3,699	6%
% of Net Sales	35.0%	39.9%	(4.9 pts)
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	2,975	1,982	50%
% of Net Sales	26.5%	21.4%	5.1 pts
RESEARCH AND DEVELOPMENT EXPENSES	450	396	14%
% of Net Sales	4.0%	4.3%	(0.3 pts)
GOODWILL IMPAIRMENTS	2,785	—	NM
OTHER OPERATING EXPENSE (INCOME), NET	20	(6)	NM
OPERATING INCOME (LOSS)	(2,296)	1,327	NM
% of Net Sales	(20.5)%	14.3%	(34.8 pts)
INTEREST EXPENSE, NET	278	118	136%
OTHER (INCOME) EXPENSE, NET	3	15	NM
INCOME (LOSS) BEFORE INCOME TAXES	(2,577)	1,194	NM
INCOME TAX EXPENSE	29	141	(79)%
% of Income (Loss) Before Income Taxes	(1.1)%	11.8%	(12.9 pts)
NET INCOME (LOSS)	(2,606)	1,053	NM
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	8	7	14%
NET INCOME (LOSS) ATTRIBUTABLE TO BAXTER STOCKHOLDERS	$(2,614)	$1,046	NM

EARNINGS PER SHARE
Basic	$(5.20)	$2.08	NM
Diluted	$(5.20)	$2.06	NM

WEIGHTED-AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	503	503
Diluted	503	509

ADJUSTED OPERATING INCOME (excluding special items)¹	$1,920	$1,686	14%
ADJUSTED INCOME BEFORE INCOME TAXES (excluding special items)¹	$1,693	$1,571	8%
ADJUSTED NET INCOME ATTRIBUTABLE TO BAXTER STOCKHOLDERS (excluding special items)¹	$1,328	$1,311	1%
ADJUSTED DILUTED EPS (excluding special items)¹	$2.61	$2.58	1%
1    Refer to page 11 for a description of the adjustments and a reconciliation to U.S. GAAP measures.
NM - Not Meaningful

BAXTER — PAGE 11
BAXTER INTERNATIONAL INC.
Description of Adjustments and Reconciliation of U.S. GAAP to Non-GAAP Measures
(unaudited, in millions)

The company’s U.S. GAAP results for the nine months ended September 30, 2022 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Goodwill Impairments	Other Operating Expense (Income), Net	Operating Income (Loss)	Other (Income) Expense, Net	Income (Loss) Before Income Taxes	Income Tax Expense	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$3,934	$2,975	$450	$2,785	$20	$(2,296)	$3	$(2,577)	$29	$(2,606)	$(2,614)	$(5.20)
Reported percent of net sales (or percent of income (loss) before income taxes for income tax expense)	35.0%	26.5%	4.0%	24.8%	0.2%	(20.5)%	0.0%	(23.0)%	(1.1)%	(23.2)%	(23.3)%
Intangible asset amortization[1]	344	(234)	—	—	—	578	—	578	137	441	441	$0.87
Business optimization items[2]	21	(171)	(4)	—	—	196	—	196	52	144	144	0.28
Acquisition and integration expenses[3]	171	(55)	(1)	—	34	193	—	193	36	157	157	0.31
European medical devices regulation[4]	35	—	—	—	—	35	—	35	8	27	27	0.05
Product-related items[5]	43	—	—	—	—	43	—	43	5	38	38	0.07
Goodwill and intangible asset impairments[6]	332	—	—	(2,785)	—	3,117	—	3,117	78	3,039	3,039	5.98
Loss on product divestiture arrangement[7]	—	—	—	—	(54)	54	—	54	14	40	40	0.08
Reclassification of cumulative translation loss to earnings[8]	—	—	—	—	—	—	(65)	65	—	65	65	0.13
Pension curtailment[9]	—	—	—	—	—	—	11	(11)	(2)	(9)	(9)	(0.02)
Adjusted	$4,880	$2,515	$445	$—	$—	$1,920	$(51)	$1,693	$357	$1,336	$1,328	$2.61
Adjusted percent of net sales (or adjusted percent of income (loss) before income taxes for income tax expense)	43.5%	22.4%	4.0%	0.0%	0.0%	17.1%	(0.5)%	15.1%	21.1%	11.9%	11.8%

Weighted-average diluted shares as reported			503
Effect of dilutive securities that were anti-dilutive to dilutive EPS as reported			5
Weighted-average diluted shares as adjusted			508

The company’s U.S. GAAP results for the nine months ended September 30, 2021 included special items which impacted the U.S. GAAP measures as follows:

	Gross Margin	Selling, General and Administrative Expenses	Research and Development Expenses	Other Operating Expense (Income), Net	Operating Income (Loss)	Interest Expense, net	Income (Loss) Before Income Taxes	Income Tax Expense	Net Income (Loss)	Net Income (Loss) Attributable to Baxter Stockholders	Diluted Earnings Per Share
Reported	$3,699	$1,982	$396	$(6)	$1,327	$118	$1,194	$141	$1,053	$1,046	$2.06
Reported percent of net sales (or percent of income (loss) before income taxes for income tax expense)	39.9%	21.4%	4.3%	(0.1)%	14.3%	1.3%	12.9%	11.8%	11.4%	11.3%
Intangible asset amortization[1]	199	—	—	—	199	—	199	41	158	158	0.31
Business optimization items[2]	51	(30)	—	—	81	—	81	18	63	63	0.12
Acquisition and integration expenses[3]	1	(23)	—	6	18	(18)	36	7	29	29	0.06
European medical devices regulation[4]	30	—	—	—	30	—	30	7	23	23	0.05
Investigation and related costs[10]	—	(31)	—	—	31	—	31	3	28	28	0.06
Tax matter[11]	—	—	—	—	—	—	—	36	(36)	(36)	(0.07)
Adjusted	$3,980	$1,898	$396	$—	$1,686	$100	$1,571	$253	$1,318	$1,311	$2.58
Adjusted percent of net sales (or adjusted percent of income (loss) before income taxes for income tax expense)	42.9%	20.5%	4.3%	0.0%	18.2%	1.1%	16.9%	16.1%	14.2%	14.1%
1The company’s results in 2022 and 2021 included intangible asset amortization expense of $578 million ($441 million, or $0.87 per diluted share, on an after-tax basis) and $199 million ($158 million, or $0.31 per diluted share, on an after-tax basis), respectively.
2The company’s results in 2022 and 2021 included charges of $196 million ($144 million, or $0.28 per diluted share, on an after-tax basis) and $81 million ($63 million, or $0.12 per diluted share, on an after-tax basis), respectively, associated with its programs to optimize its organization and cost structure on a global basis. In 2022, restructuring charges include actions taken in connection with our integration of Hillrom, which we acquired in December 2021.
3The company’s results in 2022 included $193 million ($157 million, or $0.31 per diluted share, on an after-tax basis) of acquisition and integration-related expenses. That amount includes $227 million of costs related to our acquisition of Hillrom, including $159 million of incremental costs of sales from the fair value step-ups on acquired Hillrom inventory that was sold in the first quarter. The acquisition and integration-related expenses related to Hillrom were partially offset by $34 million of benefits from changes in the estimated fair value of contingent consideration liabilities. The company's results in 2021 included $36 million ($29 million, or $0.06 per diluted share, on an after-tax basis) of acquisition, integration and related financing expenses for the proposed acquisition of Hillrom and the acquisition of the rights to Caelyx and Doxil for specified territories outside of the U.S. that was partially offset by the change in the estimated fair value of contingent consideration liabilities.
4The company’s results in 2022 and 2021 included costs of $35 million ($27 million, or $0.05 per diluted share, on an after-tax basis) and $30 million ($23 million, or $0.05 per diluted share, on an after-tax basis) related to updating its quality systems and product labeling to comply with the new medical device reporting regulation and other requirements of the European Union’s regulations for medical devices that become effective in stages beginning in 2021.
5The company's results in 2022 included charges of $43 million ($38 million, or $0.07 per diluted share, on an after-tax basis) related to warranty and remediation activities from two field corrective actions on certain of our infusion pumps.
6The company's results in 2022 included charges of $3.1 billion ($3.0 billion, or $5.98 per diluted share, on an after-tax basis) related to goodwill and indefinite-lived intangible asset impairments.
7The company's results in 2022 included a loss of $54 million ($40 million, or $0.08 per diluted share, on an after-tax basis) related to an arrangement to divest certain product rights for an amount that is less than the cost of those product rights which was triggered by U.S. and European Union regulatory approvals of the related products.
8The company's results in 2022 included a charge of $65 million ($65 million, or $0.13 per diluted share, on an after-tax basis) related to cumulative translation adjustments reclassified from accumulated other comprehensive income (loss) as a result of the substantial liquidation of its operations in Argentina.
9The company's results in 2022 included a curtailment gain of $11 million ($9 million, or $0.02 per diluted share, on an after-tax basis) related to a curtailment gain on an announced change for active non-bargaining participants in its U.S. Hillrom pension plan.
10The company’s results in 2021 included costs of $31 million ($28 million, or $0.06 per diluted share, on an after-tax basis) for investigation and related costs from matters associated with the company’s investigation of foreign exchange gains and losses.
11The company's results in 2021 included a net income tax benefit of $36 million, or $0.07 per diluted share, related to a tax-deductible foreign statutory loss on an investment in a foreign subsidiary that was partially offset by an unfavorable court ruling for an uncertain tax position.
For more information on the company's use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 12
BAXTER INTERNATIONAL INC.
Sales by Operating Segment
(unaudited)
($ in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates
Americas	$1,703	$1,727	(1)%	0%	$4,975	$4,911	1%	2%
EMEA	692	779	(11)%	3%	2,129	2,300	(7)%	4%
APAC	643	720	(11)%	(2)%	1,917	2,059	(7)%	(0)%
Hillrom	735	—	N/A	N/A	2,205	—	N/A	N/A
Total Baxter	$3,773	$3,226	17%	23%	$11,226	$9,270	21%	26%
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 13
BAXTER INTERNATIONAL INC.
Sales by Product Category
(unaudited)
($ in millions)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates	2022	2021	% Growth @ Actual Rates	% Growth @ Constant Rates
Renal Care ¹	$942	$981	(4)%	4%	$2,767	$2,867	(3)%	2%
Medication Delivery ²	725	747	(3)%	(0)%	2,141	2,096	2%	4%
Pharmaceuticals ³	525	589	(11)%	(3)%	1,574	1,687	(7)%	(1)%
Clinical Nutrition [4]	231	244	(5)%	4%	688	715	(4)%	3%
Advanced Surgery [5]	247	249	(1)%	6%	738	722	2%	7%
Acute Therapies [6]	158	185	(15)%	(9)%	519	580	(11)%	(7)%
BioPharma Solutions [7]	172	206	(17)%	(10)%	491	524	(6)%	(0)%
Patient Support Systems [8]	380	—	N/A	N/A	1,127	—	N/A	N/A
Front Line Care [9]	279	—	N/A	N/A	855	—	N/A	N/A
Surgical Solutions [10]	76	—	N/A	N/A	223	—	N/A	N/A
Other [11]	38	25	52%	56%	103	79	30%	33%
Total Baxter	$3,773	$3,226	17%	23%	$11,226	$9,270	21%	26%
1Includes sales of the company’s peritoneal dialysis (PD), hemodialysis (HD) and additional dialysis therapies and services.
2Includes sales of the company’s intravenous (IV) therapies, infusion pumps, administration sets and drug reconstitution devices.
3Includes sales of the company’s premixed and oncology drug platforms, inhaled anesthesia and critical care products and pharmacy compounding services.
4Includes sales of the company’s parenteral nutrition (PN) therapies and related products.
5Includes sales of the company’s biological products and medical devices used in surgical procedures for hemostasis, tissue sealing and adhesion prevention.
6Includes sales of the company’s continuous renal replacement therapies (CRRT) and other organ support therapies focused in the intensive care unit (ICU).
7Includes sales of contracted services the company provides to various pharmaceutical and biopharmaceutical companies.
8Includes sales of the company's connected care solutions: devices, software, communications and integration technologies and smart beds.
9Includes sales of the company's integrated patient monitoring and diagnostic technologies to help diagnose, treat and manage a wide variety of illness and diseases, including respiratory therapy, cardiology, vision screening and physical assessment.
10Includes sales of the company's surgical video technologies, tables, lights, pendants, precision positioning devices and other accessories.
11Includes sales of other miscellaneous product and service offerings.
Constant currency growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 14
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Three Months Ended September 30,
	2022			2021			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$240	$702	$942	$222	$759	$981	8%	(8)%	(4)%
Medication Delivery	475	250	725	490	257	747	(3)%	(3)%	(3)%
Pharmaceuticals	173	352	525	188	401	589	(8)%	(12)%	(11)%
Clinical Nutrition	92	139	231	88	156	244	5%	(11)%	(5)%
Advanced Surgery	141	106	247	135	114	249	4%	(7)%	(1)%
Acute Therapies	53	105	158	69	116	185	(23)%	(9)%	(15)%
BioPharma Solutions	99	73	172	109	97	206	(9)%	(25)%	(17)%
Patient Support Systems	301	79	380	—	—	—	N/A	N/A	N/A
Front Line Care	209	70	279	—	—	—	N/A	N/A	N/A
Surgical Solutions	38	38	76	—	—	—	N/A	N/A	N/A
Other	28	10	38	18	7	25	56%	43%	52%
Total Baxter	$1,849	$1,924	$3,773	$1,319	$1,907	$3,226	40%	1%	17%

BAXTER — PAGE 15
BAXTER INTERNATIONAL INC.
Product Category Sales by U.S. and International
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2022			2021			% Growth
	U.S.	International	Total	U.S.	International	Total	U.S.	International	Total
Renal Care	$690	$2,077	$2,767	$655	$2,212	$2,867	5%	(6)%	(3)%
Medication Delivery	1,406	735	2,141	1,345	751	2,096	5%	(2)%	2%
Pharmaceuticals	494	1,080	1,574	550	1,137	1,687	(10)%	(5)%	(7)%
Clinical Nutrition	266	422	688	255	460	715	4%	(8)%	(4)%
Advanced Surgery	428	310	738	405	317	722	6%	(2)%	2%
Acute Therapies	179	340	519	211	369	580	(15)%	(8)%	(11)%
BioPharma Solutions	226	265	491	218	306	524	4%	(13)%	(6)%
Patient Support Systems	880	247	1,127	—	—	—	N/A	N/A	N/A
Front Line Care	618	237	855	—	—	—	N/A	N/A	N/A
Surgical Solutions	111	112	223	—	—	—	N/A	N/A	N/A
Other	72	31	103	58	21	79	24%	48%	30%
Total Baxter	$5,370	$5,856	$11,226	$3,697	$5,573	$9,270	45%	5%	21%

BAXTER — PAGE 16
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Operating Cash Flow to Free Cash Flow
(unaudited)
($ in millions)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operations – continuing operations	$772	$1,529
Cash flows from investing activities	(675)	(933)
Cash flows from financing activities	(1,319)	(1,031)

Cash flows from operations - continuing operations	$772	$1,529
Capital expenditures	(479)	(508)
Free cash flow - continuing operations	$293	$1,021
Free cash flow is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 17
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Three Months Ended September 30, 2021 to The Three Months Ended September 30, 2022
(unaudited)

	Net Sales Growth As Reported	Hillrom	FX	Operational Sales Growth*
Renal Care	(4)%	0%	8%	4%
Medication Delivery	(3)%	0%	3%	(0)%
Pharmaceuticals	(11)%	0%	8%	(3)%
Clinical Nutrition	(5)%	0%	9%	4%
Advanced Surgery	(1)%	0%	7%	6%
Acute Therapies	(15)%	0%	6%	(9)%
BioPharma Solutions	(17)%	0%	7%	(10)%
Patient Support Systems	N/A	N/A	N/A	N/A
Front Line Care	N/A	N/A	N/A	N/A
Surgical Solutions	N/A	N/A	N/A	N/A
Other	52%	0%	4%	56%
Total Baxter	17%	(23)%	6%	0%

U.S.	40%	(42)%	0%	(1)%
International	1%	(10)%	11%	2%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 18
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measure
Change in Net Sales Growth As Reported to Operational Sales Growth
From The Nine Months Ended September 30, 2021 to The Nine Months Ended September 30, 2022
(unaudited)

	Net Sales Growth As Reported	Hillrom	FX	Operational Sales Growth*
Renal Care	(3)%	0%	5%	2%
Medication Delivery	2%	0%	2%	4%
Pharmaceuticals	(7)%	0%	6%	(1)%
Clinical Nutrition	(4)%	0%	7%	3%
Advanced Surgery	2%	0%	5%	7%
Acute Therapies	(11)%	0%	4%	(7)%
BioPharma Solutions	(6)%	0%	6%	(0)%
Patient Support Systems	N/A	N/A	N/A	N/A
Front Line Care	N/A	N/A	N/A	N/A
Surgical Solutions	N/A	N/A	N/A	N/A
Other	30%	0%	3%	33%
Total Baxter	21%	(24)%	5%	2%

U.S.	45%	(44)%	0%	2%
International	5%	(11)%	8%	2%
*Totals may not add across due to rounding
Operational sales growth is a non-GAAP measure. For more information on the company’s use of non-GAAP financial measures, please see the Non-GAAP Financial Measures section of this press release.

BAXTER — PAGE 19
BAXTER INTERNATIONAL INC.
Reconciliation of Non-GAAP Financial Measures
Projected Fourth Quarter and Full Year 2022 U.S. GAAP Sales Growth to Projected Operational Sales Growth, and Projected Fourth Quarter and Full Year 2022 U.S. GAAP Earnings Per Share to Projected Adjusted Earnings Per Share
(unaudited)

Sales Growth Guidance	Q4 2022*	FY 2022*
Sales Growth - U.S. GAAP	Mid-to-High Single Digits	17% - 18%
Hillrom	(15)%	(21)%
Foreign exchange	8%	5.5%
Sales Growth - Operational	0%	Low Single Digits
*Totals may not foot due to rounding

Earnings Per Share Guidance	Q4 2022*	FY 2022*
Earnings per Diluted Share - U.S. GAAP	$0.60 - $0.67	$(4.52) - $(4.45)
Estimated intangible asset amortization	$0.24	$1.12
Estimated business optimization charges	$0.02	$0.31
Estimated acquisition and integration expenses	$0.04	$0.32
Estimated European medical devices regulation	$0.02	$0.07
Estimated product-related items	$0.00	$0.07
Estimated goodwill and intangible asset impairments	$0.00	$5.98
Estimated loss on product divestiture arrangement	$0.00	$0.08
Estimated reclassification of cumulative translation loss to earnings	$0.00	$0.13
Estimated pension curtailment	$0.00	$(0.02)
Earnings per Diluted Share - Adjusted	$0.92 - $0.99	$3.53 - $3.60

		FY 2022
Estimated weighted-average diluted shares as reported		504
Estimated effect of dilutive securities that were anti-dilutive to dilutive EPS as reported		4
Estimated weighted-average diluted shares as adjusted		508
*Totals may not foot due to rounding

The company’s outlook for U.S. GAAP earnings per share only includes the impact of special items that are known or expected as of the date of this release. Accordingly, actual U.S. GAAP earnings per share for the fourth quarter and full year of 2022 may differ significantly from those amounts. For example, the company’s outlook does not reflect the potential impact of future business or asset acquisitions or dispositions, goodwill or intangible asset impairments, restructuring actions, developments related to gain or loss contingencies, or unusual or infrequently occurring items that may occur during the remainder of 2022.